Exhibit 21.1


                          SUBSIDIARIES OF CARRINGTON


                                                Jurisdiction of
      Name of Subsidiary                          Organization
      ------------------                          ------------

   Carrington Laboratories, Belgium, N.V.           Belgium
   Finca Savila, S.A.                              Costa Rica
   Carrington Laboratories International, Inc.       Texas
   Hilcoa Corporation                              California
   Caraloe, Inc.                                     Texas
   Carrington Laboratories of Canada, Ltd.           Canada
   Sabila Industrial, S.A.                         Costa Rica
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